EXHIBIT 4.2

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                          SUBSEQUENT TRANSFER AGREEMENT

                  Pursuant to this Subsequent Transfer Agreement (the "Agreement"), dated April 20, 2000, between WMC Secured Assets Corp., as company (the "Company") WMC Mortgage Corp., as Seller and Master Servicer (the "Seller"), and Bank One, National Association, as Trustee of the WMC Mortgage Pass-Through Certificates, Series 2000-A, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2000, by and among the Company, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"), the Company and the Trustee agree to the sale by Seller and the purchase by the Company and the sale by the Company and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

                  Section 1. Conveyance of Subsequent Mortgage Loans.
                             ---------------------------------------

                  (a) The Seller does hereby sell, transfer, assign, set over and convey to the Company and the Company does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all interest due and principal received with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to
Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Seller reserves and retains all right, title and interest in and to interest due and principal received (including Prepayments and Curtailments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Seller and the Company, contemporaneously with the delivery of this Agreement, have delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Company by the Seller and to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Seller, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Seller to the Company and the Company to the Trust Fund.

                  (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Agreement and the Pooling and Servicing Agreement shall be borne by the Seller.

                  (c) Additional terms of the sale are set forth on Attachment A hereto. The Subsequent Cut-off Date for each of the Subsequent Mortgage Loans being transferred pursuant to this Agreement is set forth on Attachment A hereto.


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                  Section 2. Representations and Warranties; Conditions
                             Precedent.
                             ------------------------------------------

                  (a) The Seller hereby reaffirms the representations and warranties set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Seller hereby confirms that each of the conditions set forth in Section 2.1(c) of the Mortgage Loan Purchase Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement.

                  Section 3. Recordation of Instrument.
                             -------------------------

                  To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the Certificateholders entitled to at least 25% of the Voting Rights, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4. Governing Law.
                             -------------

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5. Counterparts.
                             ------------

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6. Successors and Assigns.
                             ----------------------

                  This Agreement shall inure to the benefit of and be binding upon the Seller, the Company and the Trustee and their respective successors and assigns.




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                                        WMC SECURED ASSETS CORP.
                                        as Company

                                        By: /s/ Joseph A. Smith
                                            ------------------------------------
                                        Name:   Joseph A. Smith
                                        Title:  Senior Vice President


                                        WMC MORTGAGE CORP.
                                        as Seller

                                        By: /s/ David B. Trzcinscki
                                            ------------------------------------
                                        Name:   David B. Trzcinski
                                        Title:  Executive Vice President

                                        BANK ONE, NATIONAL ASSOCIATION
                                        as Trustee

                                        By: /s/ Steven E. Charles
                                            ------------------------------------
                                        Name:   Steven E. Charles
                                        Title:  Vice President


Attachments
-----------

         A.       Additional terms of the sale.
         B.       Schedule of Subsequent Mortgage Loans.



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                                  ATTACHMENT A


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              WMC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-A
                  ATTACHMENT A TO SUBSEQUENT TRANSFER AGREEMENT
                                  Series 2000-A

                                 April 20, 2000

A.

    1. Subsequent Cut-off Date:                                   April 1, 2000
    2. Subsequent Transfer Date:                                  April 20, 2000
    3. Aggregate Principal Balance of the Subsequent
       Mortgage Loans as of the Subsequent Cut-off Date:          $5,326,158.92
    4. Purchase Price:                                                   100.00%

B.
    As to the final transfer of Subsequent Mortgage Loans:

    1. Weighted average gross margin:                             6.43%
    2. Weighted average LTV:                                      73.56%
    3. Highest LTV:                                               90.00%
    4. % of 2/28 Loans:                                           52.47%
    5. % of 3/27 Loans:                                           21.35%
    6. % of 5/25 Loans:                                           n/a%
    7. % of Fixed Rate Mortgage Loans:                            26.18%
    8. Non-owner occupied Mortgaged Properties:                   1.5%
    9. % located in California:                                   19.93%


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                                  ATTACHMENT B
                             AVAILABLE UPON REQUEST